Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated June 13, 2013, of Core Resource Management, Inc. (a development stage company) relating to the financial statements as of December 31, 2012 and for the period from April 25, 2012 (inception) through December 31, 2012, which appears in Amendment No. 1 to the registration statement on Form 10 of Core Resource Management, Inc.

We consent to the reference to our firm under caption "Experts" in the registration statement.

/s/ Chapman, Hext & Co., P.C.

Chapman, Hext & Co., P.C.
Richardson, TX
October 29, 2013